Exhibit 99.2

Q4 2020

SUPPLEMENTAL INFORMATION

Market by macy's
City of Southlake
STATE STREET

LUSH
LUSH FRESH HANDMADE COSMETICS
Casper

RPAI®

RE/DEFINED™

LIFESTYLE

GROCER

MIXED-USE

DEVELOPMENT

T A B L E O F C O N T E N T S

1	E A R N I N G S R E L E A S E..........................................................................	i–viii

2
	F I N A N C I A L S U M M A R Y
	Consolidated Balance Sheets....................................................................	1
	Consolidated Statements of Operations...................................................	2
	Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information.......................................................................	3

	Supplemental Financial Statement Detail.................................................	4
	Same Store Net Operating Income............................................................	5
	Capitalization.............................................................................................	6
	Covenants..................................................................................................	7
	Summary of Indebtedness........................................................................	8

3
	T R A N S A C T I O N S U M M A R Y
	Development Projects...............................................................................	9–12
	Acquisitions and Dispositions....................................................................	13

4
	P O R T F O L I O S U M M A R Y
	Retail Market Summary.............................................................................	14
	Retail Operating Portfolio Occupancy.......................................................	15
	Top Retail Tenants.....................................................................................	16
	Retail Leasing Activity Summary................................................................	17
	Retail Lease Expirations.............................................................................	18

5
	O T H E R I N F O R M A T I O N
	COVID-19 Disclosure – Tenant Resiliency and Rent Collections................	19
	COVID-19 Disclosure – Supplemental Base Rent and Uncollectible Lease Income Information.........................................................................	20

	Non-GAAP Financial Measures and Reconciliations..................................	21–24

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2020 RESULTS
Oak Brook, IL – February 16, 2021 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2020.
FINANCIAL RESULTS
For the quarter ended December 31, 2020, the Company reported:
▪Net income attributable to common shareholders of $1.8 million, or $0.01 per diluted share, compared to $16.2 million, or $0.08 per diluted share, for the same period in 2019;
▪Funds from operations (FFO) attributable to common shareholders of $40.5 million, or $0.19 per diluted share, compared to $57.9 million, or $0.27 per diluted share, for the same period in 2019;
▪Operating funds from operations (Operating FFO) attributable to common shareholders of $41.7 million, or $0.20 per diluted share, compared to $58.5 million, or $0.27 per diluted share, for the same period in 2019;
▪Cash collections as of February 8, 2021 of 94.1% of billed fourth quarter base rent, up from an updated 87.6% of billed third quarter base rent; and
▪A $13.6 million decrease in lease income, equating to $0.06 per diluted share, compared to the same period in 2019, primarily driven by the impact on the Company’s business from the novel coronavirus (COVID-19) pandemic during the fourth quarter of 2020. A $2.8 million decrease in straight-line rental income, equating to $0.01 per diluted share, largely driven by the movement of certain additional tenants to the cash basis of accounting, contributed to this decline in lease income.
For the year ended December 31, 2020, the Company reported:
▪Net income attributable to common shareholders of $14.6 million, or $0.07 per diluted share, compared to $32.4 million, or $0.15 per diluted share, for the same period in 2019;
▪FFO attributable to common shareholders of $180.5 million, or $0.85 per diluted share, compared to $219.0 million, or $1.03 per diluted share, for the same period in 2019;
▪Operating FFO attributable to common shareholders of $180.0 million, or $0.84 per diluted share, compared to $229.7 million, or $1.08 per diluted share, for the same period in 2019;
▪Cash collections as of February 8, 2021 of 94.1% of billed fourth quarter base rent, 87.6% of billed third quarter base rent, up from 84.2% previously reported, and 78.0% of billed second quarter base rent, up from 73.6% most recently reported; and
▪A $51.6 million decrease in lease income, equating to $0.24 per diluted share, compared to the same period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic during the second, third and fourth quarters of 2020. A $6.7 million decrease in straight-line rental income, equating to $0.03 per diluted share,
■ Retail Properties of America, Inc.
    T: 800.541.7661
     www.rpai.com    2021 Spring Road, Suite 200
    Oak Brook, IL 60523

largely driven by the movement of certain additional tenants to the cash basis of accounting, contributed to this decline in lease income.
OPERATING RESULTS
For the quarter ended December 31, 2020, the Company’s portfolio results were as follows:
▪11.4% decrease in same store net operating income (NOI) over the comparable period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic;
▪Retail portfolio occupancy: 91.7% at December 31, 2020, down 50 basis points from 92.2% at September 30, 2020 and down 350 basis points from 95.2% at December 31, 2019. Bankruptcy-related move-outs account for 210 basis points of the 350-basis point occupancy decline since December 31, 2019;
▪Retail portfolio percent leased, including leases signed but not commenced: 93.1% at December 31, 2020, down 70 basis points from 93.8% at September 30, 2020 and down 310 basis points from 96.2% at December 31, 2019. Bankruptcy-related move-outs account for 210 basis points of the 310-basis point decline in retail portfolio percent leased since December 31, 2019;
▪Total retail portfolio annualized base rent (ABR) per occupied square foot of $19.36 at December 31, 2020, down 0.4% from $19.44 ABR per occupied square foot at September 30, 2020 and down 0.8% from $19.52 ABR per occupied square foot at December 31, 2019;
▪748,000 square feet of retail leasing transactions comprised of 118 new and renewal leases;
▪A blended re-leasing spread of positive 3.8%, comprised of comparable cash leasing spreads of positive 3.8% on renewal leases and positive 3.3% on new leases; and
▪Portfolio square footage open: 98% based on gross leasable area (GLA) and 97% based on ABR as of February 12, 2021.
For the year ended December 31, 2020, the Company’s portfolio results were as follows:
▪11.2% decrease in same store NOI over the comparable period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic during the second, third and fourth quarters of 2020;
▪2,166,000 square feet of retail leasing transactions comprised of 371 new and renewal leases; and
▪A blended re-leasing spread of positive 3.0%, comprised of comparable cash leasing spreads of positive 4.0% on renewal leases and negative (2.8)% on new leases.
“Our team continued to drive incremental operational gains in the fourth quarter as exemplified by our strong leasing results and sequentially higher cash collections,” stated Steve Grimes, chief executive officer. “We enter 2021 holding optimism about our intermediate- and long-term business prospects as well as pragmatism toward the near-term challenges posed by the current backdrop.”
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
During 2020, as previously announced, the Company engaged in multiple transactions to enhance balance sheet strength and financial flexibility, including:
▪In July, in a reopening, issued an additional $100.0 million aggregate principal amount of its 4.00% senior unsecured notes due 2025;
▪In August, in a new issuance, issued $400.0 million aggregate principal amount of its 4.75% senior unsecured notes due 2030;
▪In July and August, repaid the $135.0 million balance outstanding as of June 30, 2020 under the Company’s $850.0 million unsecured revolving line of credit;

▪In August, prepaid the Company’s $250.0 million term loan due January 2021 and terminated the related interest rate swaps that had effectively fixed this variable rate loan; and
▪In September, prepaid the Company’s $100.0 million private placement notes due June 2021.
Following this activity, as of December 31, 2020, the Company holds no debt maturities until 2022, a fully undrawn $850.0 million unsecured revolving line of credit and approximately $891.5 million in total available liquidity, up from $877.1 million as of September 30, 2020, and $841.7 million as of December 31, 2019.
As of December 31, 2020, the Company had $1.8 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 4.19% and a weighted average maturity of 5.9 years, up from 4.7 years as of December 31, 2019. The Company continues to benefit from substantial headroom relative to its debt covenants, including a debt service coverage ratio of 3.4x, well in excess of the 1.5x requirement under its debt agreements.
DIVIDEND
As previously announced on December 8, 2020, the Company’s board of directors declared a fourth quarter dividend for its outstanding Class A common stock of $0.06 per common share, up from the $0.05 per common share declared for the third quarter. The quarterly dividend of $0.06 per common share, which totaled $12.9 million, was paid on January 8, 2021, to Class A common stockholders of record on December 23, 2020.
The Company’s board of directors will continue to monitor financial performance and declare additional dividend payments to at least cover the Company’s minimum taxable distribution requirements, aiming to grow this quarterly dividend amount over time. During the calendar year 2020, the Company paid aggregate dividends of $81.6 million.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects and invested $81.4 million during 2020 at Circle East, One Loudoun Downtown, Carillon, The Shoppes at Quarterfield and Southlake Town Square, with the vast majority of this investment related to the One Loudoun Downtown Pads G & H expansion project.
Active Projects
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner for the multi-family component of the mixed-use expansion of Pads G & H at One Loudoun Downtown located in the Washington, D.C. metropolitan statistical area (MSA), advanced work toward the planned spring opening of Pad G’s 99 multi-family rental units. Additionally, the Company has executed a contract with Vivint Smart Home for the installation and servicing of smart home technology for the multi-family rental units at Pads G & H, branded Vyne.
The Company also is working to complete interior finishes for Pad G’s 33,000 square feet of office space, branded One Endicott. As previously announced, this project received a Wired Certified Platinum rating, the highest rating possible, from WiredScore, confirming One Endicott as best-in-class across connectivity features. At Pad H’s 279 multi-family rental units, the Company and KETTLER continue drywall installation and other finishes.

The aggregate One Loudoun Downtown Pads G & H expansion project, which includes 378 multi-family rental units as well as 67,000 to 70,000 square feet of commercial GLA, remains on track to stabilize in Q2 – Q3 2022.
Circle East
During the quarter, the Company signed two leases for in-line space at its 80,000 square foot Circle East mixed-use project located in Towson, MD within the Baltimore MSA, bringing the project to 17% leased. Ethan Allen, one of the two anchor tenants for the project, opened on January 21, 2021, and Shake Shack, the other anchor tenant, plans to open in the near term.
Other Projects
During the quarter, as previously announced, the Company delivered space to ALDI at The Shoppes at Quarterfield, representing 37% of the project’s GLA. The Company has extended the aggregate targeted stabilization date for this redevelopment project to Q1 – Q2 2022 due to delays related to concession negotiation and construction with the other anchor tenant for this space. The project remains 100% leased.
Construction continues at the single-tenant pad development at Southlake Town Square with targeted stabilization in Q1 – Q2 2021.
Dispositions
During the first quarter of 2020, as previously reported, the Company completed the sale of one non-target, multi-tenant power center asset for $13.9 million.
Acquisitions
During the first quarter of 2020, as previously reported, the Company acquired the fee interest in an existing multi-tenant, community center retail property for a gross purchase price of $55.0 million. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.
2021 GUIDANCE
Taking into account the current macroeconomic and public health outlook, among other factors and variables, the Company currently expects to generate net income attributable to common shareholders of $0.02 to $0.10 per diluted share in 2021. The Company also expects to generate Operating FFO attributable to common shareholders of $0.76 to $0.84 per diluted share in 2021 based, in part, on the following assumptions:
▪General and administrative expenses of $41 to $43 million; and
▪Acquisitions, property dispositions and capital markets transactions evaluated and executed opportunistically.
Additional factors influencing the 2021 guidance ranges include, among others:
▪Occupancy expectations;
▪Collectibility of lease income amounts deferred from 2020 that are due in 2021;
▪Collection of 2021 lease income amounts due from tenants accounted for on the cash basis of accounting, which aggregated 12% of ABR as of December 31, 2020, the population of which is subject to evaluation and adjustment each reporting period, and the impact of any such adjustment could be significant; and
▪Variability in non-cash items, including straight-line rent, which is largely dependent on changes to the aforementioned population of cash-basis tenants.

WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 17, 2021 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 17, 2021, until midnight (ET) on March 3, 2021. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13713677.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of December 31, 2020, the Company owned 102 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and related impact on the Company’s estimated
v

investments in such redevelopment, the Company’s ability to lease redeveloped space, the Company’s ability to identify and pursue redevelopment opportunities and the risk that it takes longer than expected for development assets to stabilize or that the Company does not achieve its estimated returns on such investments, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 pandemic, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, including the adoption of available COVID-19 vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to macroeconomic conditions due to the impact of the

COVID-19 pandemic. As of December 31, 2020, the Company had completed the current scope of site work preparation at the property in anticipation of future vertical development at the site, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) properties that were sold or held for sale during 2019 and 2020, and (ix) the net income from the Company’s wholly owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Capital Markets and Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2021
	Low	High

Net income attributable to common shareholders	$0.02	$0.10
Depreciation and amortization of real estate	0.74	0.74
Gain on sales of investment properties	—	—
FFO attributable to common shareholders	$0.76	$0.84

Other	—	—
Operating FFO attributable to common shareholders	$0.76	$0.84

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Investment properties:
Land	$1,075,037	$1,021,829
Building and other improvements	3,590,495	3,544,582
Developments in progress	188,556	113,353
	4,854,088	4,679,764
Less: accumulated depreciation	(1,514,440)	(1,383,274)
Net investment properties (includes $74,314 and $12,445 from consolidated variable interest entities, respectively)	3,339,648	3,296,490

Cash and cash equivalents	41,785	9,989
Accounts receivable, net	73,983	73,832
Acquired lease intangible assets, net	66,799	79,832
Right-of-use lease assets	42,768	50,241
Other assets, net (includes $354 and $164 from consolidated variable interest entities, respectively)	72,220	75,978
Total assets	$3,637,203	$3,586,362

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(450) and $(493), respectively, and unamortized capitalized loan fees of $(192) and $(256), respectively)	$91,514	$94,155
Unsecured notes payable, net (includes unamortized discount of $(6,473) and $(616), respectively, and unamortized capitalized loan fees of $(7,527) and $(3,137), respectively)	1,186,000	796,247
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,441) and $(3,477), respectively)	467,559	716,523
Unsecured revolving line of credit	—	18,000
Accounts payable and accrued expenses	78,692	78,902
Distributions payable	12,855	35,387
Acquired lease intangible liabilities, net	61,698	63,578
Lease liabilities	84,628	91,129
Other liabilities (includes $3,890 and $1,707 from consolidated variable interest entities, respectively)	72,127	56,368
Total liabilities	2,055,073	1,950,289

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,168 and 213,600 shares issued and outstanding as of December 31, 2020 and 2019, respectively	214	214
Additional paid-in capital	4,519,522	4,510,484
Accumulated distributions in excess of earnings	(2,910,383)	(2,865,933)
Accumulated other comprehensive loss	(31,730)	(12,288)
Total shareholders' equity	1,577,623	1,632,477
Noncontrolling interests	4,507	3,596
Total equity	1,582,130	1,636,073
Total liabilities and equity	$3,637,203	$3,586,362

4th Quarter 2020 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Lease income	$107,187	$120,817	$430,043	$481,686

Expenses:
Operating expenses	17,166	17,493	64,043	68,396
Real estate taxes	16,727	17,727	72,896	73,247
Depreciation and amortization	40,305	40,964	165,974	194,573
Provision for impairment of investment properties	—	1,121	2,625	12,298
General and administrative expenses	12,511	10,303	38,681	40,489
Total expenses	86,709	87,608	344,219	389,003

Other (expense) income:
Interest expense	(20,151)	(16,694)	(78,498)	(76,571)
Gain on sales of investment properties	1,352	—	1,352	18,872
Gain on litigation settlement	—	—	6,100	—
Other income (expense), net	170	(343)	(207)	(2,587)
Net income	1,849	16,172	14,571	32,397
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to common shareholders	$1,849	$16,172	$14,571	$32,397

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.01	$0.08	$0.07	$0.15

Weighted average number of common shares outstanding – basic	213,386	212,996	213,331	212,948

Weighted average number of common shares outstanding – diluted	213,532	213,627	213,331	213,198

4th Quarter 2020 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income attributable to common shareholders	$1,849	$16,172	$14,571	$32,397
Depreciation and amortization of real estate (b)	39,974	40,623	164,631	193,183
Provision for impairment of investment properties	—	1,121	2,625	12,298
Gain on sales of investment properties	(1,352)	—	(1,352)	(18,872)
FFO attributable to common shareholders	$40,471	$57,916	$180,475	$219,006
FFO attributable to common shareholders per common share outstanding – diluted	$0.19	$0.27	$0.85	$1.03

FFO attributable to common shareholders	$40,471	$57,916	$180,475	$219,006
Impact on earnings from the early extinguishment of debt, net	1,184	—	4,648	7,581
Gain on litigation settlement	—	—	(6,100)	—
Other (c)	—	585	996	3,106
Operating FFO attributable to common shareholders	$41,655	$58,501	$180,019	$229,693
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.20	$0.27	$0.84	$1.08

Weighted average number of common shares outstanding – diluted	213,532	213,627	213,331	213,198
Dividends declared per common share	$0.06	$0.165625	$0.275625	$0.6625
Dividends paid per common share	$0.05	$0.165625	$0.38125	$0.6625

Additional Information (d)
Lease-related expenditures (e)
Same store	$12,774	$10,891	$39,596	$39,086
Other investment properties	$5	$4	$24	$38

Capital expenditures (f)
Same store	$6,305	$7,212	$27,213	$38,808
Other investment properties	$1,151	$653	$3,531	$1,535
Predevelopment costs	$408	$422	$1,021	$6,566

Straight-line rental income, net (g)	$(920)	$1,836	$(2,132)	$4,533
Amortization of above and below market lease intangibles and lease inducements	$832	$543	$3,155	$4,100
Non-cash ground rent expense, net	$212	$333	$969	$1,356

Adjusted EBITDAre (a)	$60,953	$74,951	$254,216	$296,967

(a)Refer to pages 21 – 24 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.
(b)Includes $26,330 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of existing structures at the Company’s Carillon redevelopment during the year ended December 31, 2019.
(c)Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within “Other income (expense), net” in the consolidated statements of operations.
(d)The same store portfolio consists of 101 retail operating properties. Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures.
(e)Consists of payments for tenant improvements, lease commissions and lease inducements and excludes development projects, which are included within “Developments in progress” in the consolidated balance sheets.
(f)Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude development projects, which are included within “Developments in progress” in the consolidated balance sheets. Predevelopment costs consist of payments related to future redevelopment and expansion projects incurred before each project is considered active and are included within “Other assets, net” in the consolidated balance sheets.
(g)Includes changes in allowances for doubtful straight-line receivables of $(3,669) and $340 for the three months ended December 31, 2020 and 2019, respectively, and $(9,429) and $(1,184) for the year ended December 31, 2020 and 2019, respectively. As of December 31, 2020, approximately 11.9% of the Company’s tenants, based on annualized base rent (ABR) of the operating portfolio, are being accounted for on the cash basis of accounting.

4th Quarter 2020 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2020	December 31, 2019
Developments in Progress
Active expansions/redevelopments and Carillon (a)	$163,106	$87,903
Land held for development	25,450	25,450
Total	$188,556	$113,353

Accounts and Notes Receivable, Net
Accounts and notes receivable, net (b)	$23,905	$21,781
Straight-line receivables, net	50,078	52,051
Total	$73,983	$73,832

Other Assets, Net
Deferred costs, net	$37,965	$39,636
Restricted cash (c)	3,544	4,458
Other assets, net	30,711	31,884
Total	$72,220	$75,978

Other Liabilities
Unearned income	$19,077	$20,651
Fair value of derivatives	31,666	12,288
Other liabilities	21,384	23,429
Total	$72,127	$56,368

Supplemental Statements of Operations Detail
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Lease Income
Base rent (d) (e)	$81,262	$90,510	$346,236	$358,333
Percentage and specialty rent	849	797	2,661	3,409
Tenant recoveries (e)	23,505	26,600	99,499	105,629
Lease termination fee income	162	273	761	2,024
Other lease-related income	1,302	1,420	5,083	5,866
Uncollectible lease income, net (f)	195	(1,162)	(25,220)	(2,208)
Straight-line rental income, net (g)	(920)	1,836	(2,132)	4,533
Amortization of above and below market lease intangibles and lease inducements	832	543	3,155	4,100
Total	$107,187	$120,817	$430,043	$481,686

Operating Expense Supplemental Information
Non-cash ground rent expense, net	$212	$333	$969	$1,356

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$2,181	$1,887	$8,915	$7,559

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$1,246	$1,029	$4,165	$4,099
Capitalized internal leasing incentives	$94	$112	$262	$359
Capitalized interest	$1,103	$654	$3,428	$1,594

(a)As of December 31, 2020, the Company has active redevelopments at Circle East, One Loudoun Downtown, The Shoppes at Quarterfield and Southlake Town Square. See page 9 for further details.
(b)Amount as of December 31, 2020 includes $9,934 representing deferrals, both signed and agreed in principle, net of related amounts reserved.
(c)Consists of funds restricted through lender or other agreements.
(d)Refer to page 20 for novel coronavirus (COVID-19) supplemental base rent reconciliations for the three months ended December 31, 2020. Amounts for the year ended December 31, 2020 have been presented on a consistent basis as the three months ended December 31, 2020 presentation.
(e)Base rent and tenant recoveries are presented gross of any uncollected amounts related to cash-basis tenants. Such uncollected amounts are reflected within “Uncollectible lease income, net.”
(f)Uncollectible lease income, net is comprised of (i) uncollected amounts related to tenants being accounted for on the cash basis of accounting of $1,397 and $13,083 for the three months and year ended December 31, 2020, respectively, (ii) a reserve, which includes the estimated impact for lease concession agreements that have not yet been executed of $739 as of December 31, 2020, and other general reserve amounts, and (iii) the reclassification of amounts related to lease concession agreements that were executed during the current period and treated as negative variable lease adjustments, however were agreed in principle in prior quarters of $(3,939) for the three months ended December 31, 2020. Refer also to page 20.
(g)Includes changes in allowances for doubtful straight-line receivables of $(3,669) and $340 for the three months ended December 31, 2020 and 2019, respectively, and $(9,429) and $(1,184) for the year ended December 31, 2020 and 2019, respectively. As of December 31, 2020, approximately 11.9% of the Company’s tenants, based on ABR of the operating portfolio, are being accounted for on the cash basis of accounting.

4th Quarter 2020 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of December 31, 2020
	2020	2019	Change

Number of retail operating properties in same store portfolio	101	101	—

Occupancy	91.7%	95.2%	(3.5)%

Percent leased (b)	93.0%	96.2%	(3.2)%

Annualized base rent (ABR) per occupied square foot	$19.43	$19.51	(0.4)%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change

Base rent (d) (e)	$79,815	$88,806		$340,418	$350,563
Percentage and specialty rent	836	791		2,634	3,372
Tenant recoveries (e)	23,209	26,077		98,230	104,053
Other lease-related income	1,298	1,412		5,036	5,604
Uncollectible lease income, net (f)	384	(1,169)		(24,330)	(2,357)
Property operating expenses (g)	(16,884)	(16,932)		(62,383)	(64,951)
Real estate taxes	(16,394)	(17,428)		(71,762)	(72,132)
Same Store NOI (c)	$72,264	$81,557	(11.4)%	$287,843	$324,152	(11.2)%

(a)The Company’s same store portfolio consists of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019 and excludes the following:
▪properties acquired or placed in service and stabilized during 2019 and 2020;
▪the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019;
▪Circle East, which is in active redevelopment;
▪One Loudoun Downtown – Pads G & H, which are in active development;
▪Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic. As of December 31, 2020, the Company had completed the current scope of site work preparation at the property in anticipation of future vertical development at the site;
▪The Shoppes at Quarterfield, which is in active redevelopment;
▪land held for future development;
▪investment properties that were sold or classified as held for sale during 2019 and 2020; and
▪the net income from the Company’s wholly owned captive insurance company.
(b)Includes leases signed but not commenced.
(c)Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company’s presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
(d)Refer to page 20 for COVID-19 supplemental same store base rent reconciliations for the three months ended December 31, 2020. Amounts for the year ended December 31, 2020 have been presented on a consistent basis as the three months ended December 31, 2020 presentation.
(e)Base rent and tenant recoveries are presented gross of any uncollected amounts related to cash-basis tenants. Such uncollected amounts are reflected within “Uncollectible lease income, net.”
(f)Uncollectible lease income, net is comprised of (i) uncollected amounts related to tenants being accounted for on the cash basis of accounting of $1,302 and $12,556 for the three months and year ended December 31, 2020, respectively, (ii) a reserve, which includes the estimated impact for lease concession agreements that have not yet been executed of $739 as of December 31, 2020, and other general reserve amounts, and (iii) the reclassification of amounts related to lease concession agreements that were executed during the current period and treated as negative variable lease adjustments, however were agreed in principle in prior quarters of $(3,939) for the three months ended December 31, 2020. Refer also to page 20.
(g)Consists of all property operating items included within “Operating expenses” in the consolidated statements of operations, which include all items other than (i) lease termination fee expense and (ii) non-cash ground rent expense, which is comprised of right-of-use lease assets and amortization of lease liabilities.

4th Quarter 2020 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	December 31, 2020	December 31, 2019
Equity Capitalization
Common stock shares outstanding (a)	214,168	213,600
Common stock share price	$8.56	$13.40
Total equity capitalization	$1,833,278	$2,862,240

Debt Capitalization
Mortgages payable (b)	$92,156	$94,904
Unsecured notes payable (c)	1,200,000	800,000
Unsecured term loans (d)	470,000	720,000
Unsecured revolving line of credit	—	18,000
Total debt capitalization	$1,762,156	$1,632,904

Total capitalization at end of period	$3,595,434	$4,495,144

Net income for the trailing twelve months ended December 31, 2020 was $14,571, comprised of net income (loss) of $1,849, $(2,288), $(7,347) and $22,357 for the three months ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	Trailing Twelve Months Ended December 31, 2020		December 31, 2020		December 31, 2019

Total debt principal	$1,762,156		$1,762,156		$1,632,904
Less: consolidated cash and cash equivalents	(41,785)		(41,785)		(9,989)
Total net debt	$1,720,371		$1,720,371		$1,622,915
Adjusted EBITDAre	$254,216	(f)	$243,812	(g)	$299,804	(g)
Net Debt to Adjusted EBITDAre	6.8x	(f)	7.1x	(g)	5.4x	(g)

(a)Excludes performance restricted stock units and options outstanding, which could potentially convert to common stock in the future.
(b)Mortgages payable excludes mortgage discount of $(450) and $(493) and capitalized loan fees of $(192) and $(256), net of accumulated amortization, as of December 31, 2020 and 2019, respectively.
(c)Unsecured notes payable excludes discount of $(6,473) and $(616) and capitalized loan fees of $(7,527) and $(3,137), net of accumulated amortization, as of December 31, 2020 and 2019, respectively.
(d)Unsecured term loans exclude capitalized loan fees of $(2,441) and $(3,477), net of accumulated amortization, as of December 31, 2020 and 2019, respectively.
(e)Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures.
(f)For purposes of this ratio calculation, the trailing twelve months ended EBITDAre was used.
(g)For purposes of this ratio calculation, annualized three months ended EBITDAre was used.

4th Quarter 2020 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Revolving Line of Credit, Term Loans Due 2023, 2024 and 2026 and Notes Due 2024, 2026, 2028 and 2029 (a)

		Covenant	December 31, 2020

Leverage ratio (b) (c)	Unsecured revolving line of credit, Term Loans Due 2023, 2024 and 2026 and Notes Due 2026, 2028 and 2029:	≤ 60.0%	37.2%
	Notes Due 2024:	≤ 60.0%	39.0%

Secured leverage ratio (b) (c)	Unsecured revolving line of credit and Term Loans Due 2023, 2024 and 2026:	≤ 45.0%	1.9%
	Notes Due 2024, 2026, 2028 and 2029:	≤ 40.0%

Fixed charge coverage ratio (b) (d)		≥ 1.50x	3.4x

Interest coverage ratio (b) (e)		≥ 1.50x	3.5x

Unencumbered leverage ratio (b) (c)		≤ 60.0%	37.7%

Unencumbered interest coverage ratio (b)		≥ 1.75x	4.0x

Notes Due 2025 and 2030 (f)
	Covenant	December 31, 2020

Leverage ratio (g)	≤ 60.0%	36.4%

Secured leverage ratio (g)	≤ 40.0%	1.8%

Debt service coverage ratio (b) (h)	≥ 1.50x	3.4x

Unencumbered assets to unsecured debt ratio	≥ 150%	277%

(a)For a complete listing of all covenants related to the Company’s unsecured revolving line of credit as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018 and the First Amendment to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020. For a complete listing of all covenants as well as covenant definitions related to the Company’s Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018, the Second Amendment to the Term Loan Agreement filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019, and the Third Amendment to the Term Loan Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020. For a complete listing of all covenants as well as covenant definitions related to the Company’s Term Loan Due 2024 and Term Loan Due 2026, refer to the Term Loan Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated July 23, 2019 and the First Amendment to the Term Loan Agreement filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020. For a complete listing of all covenants related to the Company’s 4.58% senior unsecured notes due 2024 (Notes Due 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company’s 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 5, 2016. For a complete listing of all covenants related to the Company’s 4.82% senior unsecured notes due 2029 (Notes Due 2029) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 9, 2019.
(b)Covenant calculation includes operating results, or a derivation thereof, based on the most recent four fiscal quarters of activity.
(c)Based upon a capitalization rate of 6.50% as specified in the Company’s debt agreements.
(d)Applies only to the Company’s unsecured revolving line of credit, Term Loan Due 2023, Term Loan Due 2024, Term Loan Due 2026, Notes Due 2026 and 2028 and Notes Due 2029. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.
(e)Applies only to the Notes Due 2024, Notes Due 2026 and 2028 and Notes Due 2029.
(f)For a complete listing of all covenants related to the Company’s 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated March 12, 2015, and the Second Supplemental Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated July 21, 2020. For a complete listing of all covenants related to the Company’s 4.75% senior unsecured notes due 2030 (Notes Due 2030) as well as covenant definitions, refer to the Third Supplemental Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated August 25, 2020.
(g)Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (f) above.
(h)Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

4th Quarter 2020 Supplemental Information	7

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2020
(dollar amounts in thousands)

Description	Balance	Interest Rate (a)		Maturity Date	WA Years to Maturity	Type
Consolidated Indebtedness
Peoria Crossings	$24,131	4.82%		04/01/22	1.2 years	Fixed/Secured
Gateway Village	31,866	4.14%		01/01/23	2.0 years	Fixed/Secured
Northgate North	24,226	4.50%		06/01/27	6.4 years	Fixed/Secured
The Shoppes at Union Hill	11,933	3.75%		06/01/31	10.4 years	Fixed/Secured
Mortgages payable (b)	92,156	4.36%			4.1 years

Senior notes – 4.58% due 2024	150,000	4.58%		06/30/24	3.5 years	Fixed/Unsecured
Senior notes – 4.00% due 2025	350,000	4.00%		03/15/25	4.2 years	Fixed/Unsecured
Senior notes – 4.08% due 2026	100,000	4.08%		09/30/26	5.8 years	Fixed/Unsecured
Senior notes – 4.24% due 2028	100,000	4.24%		12/28/28	8.0 years	Fixed/Unsecured
Senior notes – 4.82% due 2029	100,000	4.82%		06/28/29	8.5 years	Fixed/Unsecured
Senior notes – 4.75% due 2030	400,000	4.75%		09/15/30	9.7 years	Fixed/Unsecured
Unsecured notes payable (b)	1,200,000	4.42%			6.8 years

Unsecured credit facility:
Revolving line of credit	—	1.25%	(c)	04/22/22	1.3 years	Variable/Unsecured

Term Loan Due 2023	200,000	4.10%	(d)	11/22/23	2.9 years	Fixed/Unsecured
Term Loan Due 2024	120,000	2.88%	(e)	07/17/24	3.5 years	Fixed/Unsecured
Term Loan Due 2026	150,000	3.37%	(f)	07/17/26	5.5 years	Fixed/Unsecured
Unsecured term loans (b)	470,000	3.56%			3.9 years

Total consolidated indebtedness	$1,762,156	4.19%			5.9 years

Consolidated Debt Maturity Schedule as of December 31, 2020

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2021	$2,409	4.08%	$—	—	$2,409	0.1%	4.08%
2022	26,641	4.81%	—	1.25%	26,641	1.5%	4.81%
2023	231,758	4.10%	—	—	231,758	13.2%	4.10%
2024	271,737	3.83%	—	—	271,737	15.4%	3.83%
2025	351,809	4.00%	—	—	351,809	20.0%	4.00%
2026	251,884	3.66%	—	—	251,884	14.3%	3.66%
2027	21,410	4.46%	—	—	21,410	1.2%	4.46%
2028	101,229	4.23%	—	—	101,229	5.7%	4.23%
2029	101,274	4.81%	—	—	101,274	5.8%	4.81%
2030	401,324	4.75%	—	—	401,324	22.8%	4.75%
Thereafter	681	3.75%	—	—	681	—%	3.75%
Total	$1,762,156	4.19%	$—	1.25%	$1,762,156	100.0%	4.19%

(a)Interest rates presented exclude the impact of the discount and capitalized loan fee amortization. As of December 31, 2020, the Company’s overall weighted average interest rate for consolidated debt including the impact of the discount and capitalized loan fee amortization was 4.43%.
(b)Mortgages payable excludes mortgage discount of $(450) and capitalized loan fees of $(192), net of accumulated amortization, as of December 31, 2020. Unsecured notes payable excludes discount of $(6,473) and capitalized loan fees of $(7,527), net of accumulated amortization, as of December 31, 2020. Unsecured term loans exclude capitalized loan fees of $(2,441), net of accumulated amortization, as of December 31, 2020. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.
(c)Represents interest rate as of December 31, 2020, however, the revolving line of credit was not drawn as of December 31, 2020.
(d)Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.25% as of December 31, 2020.
(e)Reflects $120,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through July 17, 2024. The applicable credit spread was 1.20% as of December 31, 2020.
(f)Reflects $150,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid ranging from 1.50% to 2.20% through July 17, 2026. The applicable credit spread was 1.60% as of December 31, 2020.

4th Quarter 2020 Supplemental Information	8

Retail Properties of America, Inc.
Development Projects as of December 31, 2020
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date		Estimated Incremental Return on Investment (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	82,000	370	MFR: Air rights sale	$42,000–$44,000	$26,320	(f)	7.0%–8.0%	Active	Q3–Q4 2022	No (e)	Mixed-use redevelopment that will include dual-sided street level retail with approx. 370 third party-owned MFR above. Project is 17% leased

One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	67,000–70,000	378	MFR: 90%/10% JV	$125,000–$135,000 (g)	$73,180	(g)	6.0%–7.0%	Active	Q2–Q3 2022	No (h)	Vacant pad development to densify and enhance existing mixed-use asset in Loudoun County. See site plan on page 12

The Shoppes at Quarterfield (Baltimore MSA)	58,000	—	n/a	$9,700–$10,700	$2,688		10.0%–11.0%	Active	Q1–Q2 2022 (i)	No	Reconfiguration of site and building, which represents 94% of the property’s GLA. 37% of the project’s GLA was delivered to the grocer anchor in Q4 2020. Project is 100% leased

Southlake Town Square–Pad (Dallas MSA)	4,000	—	n/a	$2,000–$2,500	$1,495		12.0%–15.0%	Active	Q1–Q2 2021	Yes	Vacant pad development. Project is 100% leased

(a)Net project investment represents the Company’s estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.
(b)Estimated Incremental Return on Investment (ROI) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by net project investment. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROI does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.
(c)Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.
(d)The Company’s same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. A property is removed from the Company’s same store portfolio if the project is considered to significantly impact the existing property’s NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property’s NOI, and therefore, the existing properties have not been removed from the Company’s same store portfolio if they otherwise met the criteria to be included in the Company’s same store portfolio as of December 31, 2020.
(e)Circle East is the Company’s rebranded redevelopment at Towson Circle (which has been excluded from the Company’s same store portfolio due to the ongoing redevelopment).
(f)Net project investment inception to date is net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.
(g)Project investment includes an allocation of infrastructure costs.
(h)The property is comprised of the redevelopment project (which has been excluded from the Company’s same store portfolio due to the ongoing redevelopment) and the remaining retail operating portion of the property (which is included in the Company’s same store portfolio as of December 31, 2020).
(i)During the three months ended December 31, 2020, the Company delivered the grocer anchor space to ALDI, which represents approximately 37% of the GLA under redevelopment. ALDI’s rent commenced during the fourth quarter of 2020.
The Company cannot guarantee that (i) ROI will be generated at the percentage listed or at all, (ii) total actual net investment associated with these projects will be equal to the total estimated net project investment, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROI and total estimated net project investment reflect the Company’s best estimate based upon current information, may change over time and are subject to certain conditions that are beyond the Company’s control, including, without limitation, general economic conditions, market conditions and other business factors.

4th Quarter 2020 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of December 31, 2020 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions that are beyond the Company’s control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Entitled Commercial GLA (b)	Entitled MFR (b)	Developable Acreage

Future Projects – Entitled (b)
One Loudoun Uptown – land held for future development	Washington, D.C.	No	2,800,000		32
Carillon (c)	Washington, D.C.	No	1,200,000	3,000	50
One Loudoun Downtown – Pad T	Washington, D.C.	Yes	40,000
One Loudoun Downtown – future phases (d)	Washington, D.C.	Yes	62,000 – 95,000
Main Street Promenade	Chicago	Yes	62,000	47
Downtown Crown	Washington, D.C.	Yes	42,000
Reisterstown Road Plaza	Baltimore	Yes	8,000 – 12,000
Gateway Plaza	Dallas	Yes	8,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR

Development, Redevelopment, Expansion and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	271,000
Merrifield Town Center II (e)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (e)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – future phase	Chicago	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000

(a)See footnote (d) on page 9 regarding the Company’s same store portfolio.
(b)Project may require additional discretionary design or other approvals in certain jurisdictions.
(c)During the three months ended March 31, 2020, in response to macroeconomic conditions due to the impact of the COVID-19 pandemic, the Company halted plans for vertical construction at Carillon and terminated the joint venture related to the multi-family rental portion of phase one of the redevelopment. In addition, during the three months ended June 30, 2020, the Company terminated the joint venture related to the medical office building portion of phase one of the redevelopment. As of December 31, 2020, the Company had completed the current scope of site work preparation at the property in anticipation of future vertical development at the site.
(d)One Loudoun Downtown – future phases include three vacant parcels that have been identified as future pad development opportunities of up to 95,000 square feet of commercial GLA.
(e)Project may require demolition of a portion of the property’s existing GLA.

4th Quarter 2020 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of December 31, 2020 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Project MFR	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date	Estimated Incremental Return on Investment (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	—	$10,500	$10,294	10.5%–11.0%	Q4 2018	Yes	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 100% occupied
Plaza del Lago – MFR (Chicago MSA)	—	18	$1,350–$1,400	$1,395	8.5%–9.0%	Q2 2020	No (b)	Reconfiguration of 18 MFR; major construction was completed in Q2 2019

Property Name and MSA	Project Commercial GLA	Net RPAI Investment (a)	Incremental Return on Investment (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King’s Grant (Charlotte MSA)	32,500	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)See footnote (a), (b), (c) and (d) on page 9 regarding the net RPAI project investment, incremental return on investment, stabilization and same store portfolio, respectively.
(b)The property is comprised of the multi-family rental units, which were placed in service during the three months ended September 30, 2019 and are excluded from the Company’s same store portfolio, and the remaining retail operating portion of the property, which is included in the Company’s same store portfolio as of December 31, 2020.

4th Quarter 2020 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of December 31, 2020 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
67,000–70,000 SQ. FT.
378 MFR

PAD T
40,000 SQ. FT.

FUTURE PHASES
62,000–95,000 SQ. FT.

EXISTING GLA
RETAIL 329,000 SQ. FT.
OFFICE 140,000 SQ. FT.

NORTH PARK DRIVE
Townhomes
(not owned by RPAI)
30 Residential Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
PARKING GARAGE
441 Spaces
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
PARKING GARAGE
693 Spaces
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

4th Quarter 2020 Supplemental Information	12

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Year Ended December 31, 2020
(amounts in thousands, except square footage amounts)

Acquisitions

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

Fullerton Metrocenter	February 6, 2020	Los Angeles	Fee interest (a)	154,700	$55,000

			Total 2020 acquisitions	154,700	$55,000

(a)The Company acquired the fee interest in an existing multi-tenant retail operating property. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor. The total number of properties in the Company’s portfolio was not affected by this transaction.

Property Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

King Philip’s Crossing	February 13, 2020	Providence-Warwick, RI-MA	Multi-tenant retail	105,900	$13,900	$—	$—

		Total 2020 property dispositions		105,900	$13,900	$—	$—

There have been no acquisitions or dispositions subsequent to December 31, 2020.

4th Quarter 2020 Supplemental Information	13

Retail Properties of America, Inc.
Retail Market Summary as of December 31, 2020

Property Type/Market	Number of Properties	ABR (a) (in thousands)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a) (in thousands)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$80,961	23.2%	$23.22	3,943	20.0%	88.4%	88.7%
New York	9	36,394	10.4%	29.81	1,294	6.6%	94.3%	96.9%
Washington, D.C.	8	34,913	10.0%	27.72	1,388	7.0%	90.7%	91.4%
Chicago	8	27,848	8.0%	23.55	1,358	6.9%	87.1%	87.9%
Seattle	9	24,029	6.9%	16.81	1,548	7.9%	92.4%	95.5%
Baltimore	4	22,809	6.6%	16.07	1,542	7.8%	92.0%	93.4%
Atlanta	9	20,559	5.9%	14.00	1,513	7.7%	97.1%	97.7%
Houston	9	16,294	4.7%	15.06	1,141	5.8%	94.8%	94.8%
San Antonio	3	12,307	3.5%	17.58	721	3.7%	97.0%	97.0%
Phoenix	3	10,567	3.0%	17.67	632	3.2%	94.7%	95.6%
Los Angeles	1	6,903	2.0%	17.65	396	2.0%	98.8%	99.7%
Riverside	1	4,599	1.3%	16.03	292	1.5%	98.1%	100.0%
Charlotte	1	4,172	1.2%	13.91	320	1.6%	93.8%	93.8%
St. Louis	1	4,067	1.2%	9.72	453	2.3%	92.3%	92.3%
Tampa	1	2,400	0.7%	19.69	126	0.6%	97.0%	97.0%
Subtotal	86	308,822	88.6%	20.10	16,667	84.6%	92.2%	93.1%

Non-Top 25 MSAs by State
Texas	7	13,279	3.8%	15.01	1,002	5.1%	88.3%	90.5%
Michigan	1	6,663	1.9%	24.23	333	1.7%	82.7%	82.7%
Massachusetts	1	4,763	1.4%	9.95	536	2.7%	89.2%	99.5%
Washington	1	4,416	1.3%	12.49	378	1.9%	93.6%	93.6%
Tennessee	2	4,319	1.2%	11.94	364	1.8%	99.3%	99.3%
Virginia	1	4,283	1.2%	18.16	308	1.6%	76.6%	85.7%
Maryland	1	2,084	0.6%	20.99	113	0.6%	87.9%	87.9%
Subtotal	14	39,807	11.4%	14.80	3,034	15.4%	88.6%	92.1%

Total Multi-Tenant Retail	100	348,629	100.0%	19.31	19,701	100.0%	91.6%	93.0%

Single-User Retail	2	5,864		22.49	261		100.0%	100.0%

Total Retail Operating Portfolio (b)	102	$354,493		$19.36	19,962		91.7%	93.1%

(a)Excludes $2,381 of multi-tenant retail ABR and 167 square feet of multi-tenant retail GLA attributable to Circle East and The Shoppes at Quarterfield, located in the Baltimore MSA, and Carillon, located in the Washington, D.C. MSA, all three of which are in redevelopment. Including these amounts, 88.7% of the Company’s multi-tenant retail ABR and 84.7% of the Company’s multi-tenant retail GLA is located in the top 25 MSAs.
(b)Excludes the 18 multi-family rental units at Plaza del Lago, which were placed in service during 2019. As of December 31, 2020, 17 multi-family rental units were leased at an average monthly rental rate per unit of $1,373.

4th Quarter 2020 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2020
(square footage in thousands)

Total Retail Operating Portfolio

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	86		14		100		2		102
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,688	96.1%	1,444	94.8%	9,132	95.9%	261	100.0%	9,393	96.0%	97.3%
10,000-24,999 sq ft	3,349	93.9%	556	77.3%	3,905	91.6%	—	—	3,905	91.6%	93.4%
Anchor	11,037	95.4%	2,000	89.9%	13,037	94.6%	261	100.0%	13,298	94.7%	96.2%

5,000-9,999 sq ft	2,207	88.5%	380	90.9%	2,587	88.9%	—	—	2,587	88.9%	89.6%
0-4,999 sq ft	3,423	84.1%	654	83.3%	4,077	83.9%	—	—	4,077	83.9%	85.2%
Non-Anchor	5,630	85.8%	1,034	86.1%	6,664	85.9%	—	—	6,664	85.9%	86.9%

Total	16,667	92.2%	3,034	88.6%	19,701	91.6%	261	100.0%	19,962	91.7%	93.1%

4th Quarter 2020 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2020
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 25 largest tenants in the Company’s retail operating portfolio based on ABR as of December 31, 2020. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA/Number of Locations	Number of Locations	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy (11), Pacific Sales (1)	12	$8,587	2.4%	$17.49	491	2.7%

The TJX Companies, Inc.	T.J. Maxx (11), Marshalls (7), HomeGoods (6), Homesense (1)	25	8,022	2.2%	10.90	736	4.0%

Albertsons Companies, Inc.	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	6,674	1.9%	13.73	486	2.6%

Ross Stores, Inc.	Ross Dress for Less	18	6,172	1.7%	11.69	528	2.9%

Bed Bath & Beyond Inc. (a)	Bed Bath & Beyond (12), buybuy BABY (3)	15	5,929	1.7%	14.25	416	2.3%

PetSmart, Inc.		17	5,784	1.6%	16.72	346	1.9%

Gap Inc.	Old Navy (13), The Gap (4), Banana Republic (3), Athleta (1), Gap Factory Store (1), Janie & Jack (1)	23	5,514	1.6%	20.73	266	1.4%

Ahold U.S.A. Inc.	Stop & Shop (3), Giant Eagle (1)	4	5,468	1.5%	22.60	242	1.3%

Michaels Stores, Inc.	Michaels	17	5,051	1.4%	12.69	398	2.2%

BJ’s Wholesale Club, Inc.		2	4,939	1.4%	20.16	245	1.3%

Lowe’s Companies, Inc.		4	3,944	1.1%	6.47	610	3.3%

Regal Entertainment Group	Edwards Cinema	1	3,882	1.1%	31.06	125	0.7%

The Kroger Co.	Kroger (5), Harris Teeter (1), QFC (1)	7	3,639	1.0%	10.43	349	1.9%

Dick’s Sporting Goods, Inc.		5	3,424	1.0%	13.64	251	1.4%

The Home Depot, Inc.		3	3,404	1.0%	9.38	363	2.0%

Office Depot, Inc.	Office Depot (8), OfficeMax (2)	10	3,397	1.0%	14.71	231	1.3%

Petco Health And Wellness Company, Inc.		13	3,212	0.9%	17.94	179	1.0%

Ulta Beauty, Inc.		14	3,185	0.9%	21.38	149	0.8%

Party City Holdings Inc.		14	3,118	0.9%	14.37	217	1.2%

American Multi-Cinema, Inc.	AMC	2	3,076	0.9%	25.01	123	0.7%

Barnes & Noble, Inc.		6	3,066	0.9%	20.86	147	0.8%

State of Maryland		6	3,025	0.8%	14.27	212	1.1%

Total Wine and More		9	3,001	0.8%	15.01	200	1.1%

Designer Brands Inc.	DSW Shoe Warehouse	9	2,798	0.8%	15.54	180	1.0%

Staples, Inc.		7	2,702	0.8%	18.63	145	0.8%
Total Top Retail Tenants		252	$111,013	31.3%	$14.54	7,635	41.7%

(a)Reflects Bed Bath & Beyond Inc.’s announced closing of the sale of Cost Plus World Market to Kingswood Capital Management, LP on January 19, 2021.

4th Quarter 2020 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company’s retail operating portfolio as of December 31, 2020 and for the preceding four quarters. New leases with terms of less than 12 months and renewal leases that extend the lease term by less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term		Tenant Allowances PSF

Q4 2020 (b)	118	748	$22.91	$22.08	3.8%		4.6		$5.58
Q3 2020 (b)	105	810	$19.42	$18.93	2.6%	(c)	7.4	(c)	$12.11	(c)
Q2 2020	66	323	$23.03	$22.88	0.7%		7.5		$8.89
Q1 2020 (b)	82	285	$22.39	$21.35	4.9%		6.2		$18.51
Total – 12 months (b)	371	2,166	$21.40	$20.78	3.0%		6.3		$10.06

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term		Tenant Allowances PSF

Q4 2020	71	484	$22.62	$21.80	3.8%		3.9		$1.08
Q3 2020	69	664	$18.82	$18.24	3.2%	(d)	7.3	(d)	$6.38	(d)
Q2 2020	45	194	$24.22	$22.93	5.6%		4.9		$0.70
Q1 2020 (b)	62	195	$22.29	$21.25	4.9%		4.8		$8.73
Total – 12 months (b)	247	1,537	$21.14	$20.33	4.0%		5.5		$4.25

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term		Tenant Allowances PSF

Q4 2020	15	65	$25.02	$24.23	3.3%		7.9		$29.13
Q3 2020	17	73	$24.84	$25.15	(1.2)%		9.1		$46.34
Q2 2020	8	52	$18.64	$22.71	(17.9)%		9.6		$33.23
Q1 2020 (b)	5	33	$23.01	$21.95	4.8%		9.4		$41.30
Total – 12 months (b)	45	223	$23.17	$23.84	(2.8)%		8.9		$37.15

Non-Comparable New and Renewal Leases (e)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term		Tenant Allowances PSF

Q4 2020 (b)	32	199	$15.85	n/a	n/a		5.2		$8.93
Q3 2020 (b)	19	73	$25.61	n/a	n/a		6.2		$30.10
Q2 2020	13	77	$32.45	n/a	n/a		11.7		$13.01
Q1 2020 (b)	15	57	$26.62	n/a	n/a		8.7		$47.57
Total – 12 months (b)	79	406	$22.26	n/a	n/a		7.8		$18.55

(a)Excludes the impact of Non-Comparable New and Renewal Leases.
(b)All columns include leasing activity and related information pertaining to the Company’s active and near-term expansion and redevelopment projects except the “Tenant Allowances PSF” column, which excludes tenant allowances and related square foot amounts related to leasing activity at these projects. Such tenant allowances, if any, are included in the estimated net RPAI project investment amounts shown on page 9.
(c)One significant comparable renewal lease, which extended the term of an existing tenant by 14 years, materially weighted the Q3 2020 statistics. Excluding this one comparable renewal lease, Total Leases Q3 2020 % Change over Prior ABR, WA Lease Term and Tenant Allowances PSF would have been 3.5%, 5.6 years and $8.47, respectively.
(d)Excluding the significant comparable renewal lease described in footnote (c), Comparable Renewal Leases Q3 2020 % Change over Prior ABR, WA Lease Term and Tenant Allowances PSF would have been 4.4%, 4.7 years and $0.44, respectively.
(e)Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2020 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2020
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2020, of lease expirations scheduled to occur during 2021 and each of the nine calendar years from 2022 to 2030 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company’s retail operating portfolio. The following tables are based on leases commenced as of December 31, 2020. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA

2021	276	$28,966	8.2%	$21.05	$29,056	$21.12	1,376	7.5%	6.9%
2022	350	52,251	14.8%	17.40	50,893	16.95	3,003	16.4%	15.0%
2023	366	50,509	14.2%	19.62	51,573	20.03	2,575	14.1%	12.9%
2024	416	56,786	16.1%	19.89	58,688	20.56	2,855	15.5%	14.3%
2025	266	40,664	11.5%	18.83	42,847	19.85	2,159	11.8%	10.8%
2026	166	32,450	9.1%	17.91	35,622	19.66	1,812	9.9%	9.1%
2027	84	13,629	3.8%	15.43	15,191	17.20	883	4.8%	4.5%
2028	84	16,640	4.7%	22.55	18,912	25.63	738	4.2%	3.6%
2029	99	23,871	6.7%	21.68	26,556	24.12	1,101	6.0%	5.5%
2030	80	12,002	3.4%	20.80	14,006	24.27	577	3.1%	2.9%
Thereafter	55	25,360	7.1%	21.46	30,830	26.08	1,182	6.4%	5.9%
Month-to-month	25	1,365	0.4%	25.28	1,365	25.28	54	0.3%	0.3%
Leased Total	2,267	$354,493	100.0%	$19.36	$375,539	$20.50	18,315	100.0%	91.7%

Leases signed but not commenced	30	$5,277	—	$20.14	$5,956	$22.73	262	—	1.4%
Available							1,385	—	6.9%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company’s retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.
Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA

2021	29	$11,262	3.2%	$15.51	$11,314	$15.58	726	4.0%	3.6%
2022	61	28,321	8.0%	13.11	26,567	12.29	2,161	11.8%	10.8%
2023	59	22,743	6.4%	13.79	22,826	13.84	1,649	9.0%	8.3%
2024	65	23,262	6.6%	12.82	23,400	12.89	1,815	9.9%	9.1%
2025	45	19,340	5.5%	13.67	19,773	13.97	1,415	7.7%	7.1%
2026	44	19,577	5.5%	14.06	20,862	14.99	1,392	7.6%	7.0%
2027	17	6,791	1.9%	10.45	7,383	11.36	650	3.5%	3.3%
2028	18	8,589	2.4%	17.01	9,433	18.68	505	2.9%	2.5%
2029	30	17,176	4.8%	19.13	18,443	20.54	898	4.9%	4.5%
2030	16	4,927	1.4%	14.58	5,543	16.40	338	1.8%	1.7%
Thereafter	25	20,995	5.9%	20.11	25,537	24.46	1,044	5.7%	5.2%
Month-to-month	—	—	—%	—	—	—	—	—%	—%
Leased Total	409	$182,983	51.6%	$14.53	$191,081	$15.17	12,593	68.8%	63.1%

Leases signed but not commenced	7	$3,308	—	$17.05	$3,710	$19.12	194	—	1.0%
Available							511	—	2.6%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA

2021	247	$17,704	5.0%	$27.24	$17,742	$27.30	650	3.5%	3.3%
2022	289	23,930	6.8%	28.42	24,326	28.89	842	4.6%	4.2%
2023	307	27,766	7.8%	29.98	28,747	31.04	926	5.1%	4.6%
2024	351	33,524	9.5%	32.23	35,288	33.93	1,040	5.6%	5.2%
2025	221	21,324	6.0%	28.66	23,074	31.01	744	4.1%	3.7%
2026	122	12,873	3.6%	30.65	14,760	35.14	420	2.3%	2.1%
2027	67	6,838	1.9%	29.35	7,808	33.51	233	1.3%	1.2%
2028	66	8,051	2.3%	34.55	9,479	40.68	233	1.3%	1.1%
2029	69	6,695	1.9%	32.98	8,113	39.97	203	1.1%	1.0%
2030	64	7,075	2.0%	29.60	8,463	35.41	239	1.3%	1.2%
Thereafter	30	4,365	1.2%	31.63	5,293	38.36	138	0.7%	0.7%
Month-to-month	25	1,365	0.4%	25.28	1,365	25.28	54	0.3%	0.3%
Leased Total	1,858	$171,510	48.4%	$29.97	$184,458	$32.24	5,722	31.2%	28.6%

Leases signed but not commenced	23	$1,969	—	$28.96	$2,246	$33.03	68	—	0.4%
Available							874	—	4.3%

(a)Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2020 Supplemental Information	18

Retail Properties of America, Inc.
COVID-19 Disclosure – Tenant Resiliency and Rent Collections as of February 8, 2021
(dollar amounts in thousands)

The following information is based on ABR of leases in our retail operating portfolio that were in effect as of June 30, 2020 in relation to information for the second quarter of 2020, as of September 30, 2020 in relation to information for the third quarter of 2020, and as of December 31, 2020 in relation to information for the fourth quarter of 2020, and is being provided to assist with analysis of the actual and potential impact of COVID-19. The information may not be indicative of collection and lease concession activity in future periods. The classification of tenant type, including the classification between essential and non-essential, is based on management’s understanding of the tenant’s operations and may not be comparative to similarly titled classifications by other companies. Dollars are presented in thousands.

		% of 12/31/2020 ABR	% of Rent Collected as of February 8, 2021
Resiliency Category/ Tenant Type	12/31/2020 ABR		Q2 2020	Q3 2020	October 2020	November 2020	December 2020	Q4 2020

Essential
Grocery/Warehouse Clubs	$30,430	8.6%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Financial Services/Banks	13,302	3.8%	100.0%	99.9%	99.8%	99.8%	99.1%	99.6%
Medical	12,926	3.6%	93.3%	94.2%	98.9%	98.6%	96.6%	98.0%
Auto and Other Essentials	10,463	2.9%	96.1%	97.1%	96.6%	97.6%	99.4%	97.9%
Electronics	10,161	2.9%	99.1%	99.6%	99.4%	99.8%	99.8%	99.7%
Hardware	10,036	2.8%	96.6%	95.3%	98.5%	100.0%	100.0%	99.5%
Pet/Animal Supplies	9,842	2.8%	99.4%	78.0%	99.6%	100.0%	100.0%	99.9%
Wireless Communications	6,662	1.9%	93.9%	97.7%	95.9%	95.3%	94.3%	95.2%
Office Supplies	6,098	1.7%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Drug Stores	3,203	0.9%	99.5%	100.0%	99.8%	99.0%	99.0%	99.3%
Total Essential	113,123	31.9%	98.1%	96.6%	99.1%	99.3%	99.1%	99.2%

Office	24,141	6.8%	94.6%	97.3%	98.2%	95.7%	97.6%	97.2%

Non-Essential
Apparel	33,404	9.4%	55.6%	90.8%	94.6%	95.9%	94.5%	95.0%
Soft Goods/Discount Stores	25,331	7.2%	72.6%	68.1%	99.6%	99.9%	100.0%	99.8%
Housewares	24,428	6.9%	81.5%	90.4%	98.4%	98.2%	98.5%	98.4%
Services	21,196	6.0%	71.2%	89.9%	95.6%	96.9%	96.3%	96.3%
Sporting Goods/Hobby	14,831	4.2%	73.3%	94.1%	99.6%	97.0%	97.0%	97.8%
Specialty	10,263	2.9%	84.3%	95.8%	91.0%	98.8%	93.7%	94.5%
Movie Theaters	9,366	2.6%	12.8%	27.1%	28.2%	43.4%	49.6%	40.4%
Health Clubs	9,316	2.6%	44.5%	75.9%	78.4%	91.1%	83.9%	84.5%
Other	7,178	2.0%	69.7%	86.3%	92.4%	91.9%	82.8%	89.1%
Book Stores	3,764	1.1%	59.9%	99.9%	100.0%	100.0%	100.0%	100.0%
Amusement/Play Centers	2,116	0.6%	10.1%	27.0%	67.4%	60.1%	60.1%	62.5%
Total Non-Essential	161,193	45.5%	64.7%	81.9%	91.1%	93.4%	92.3%	92.3%

Restaurants
Restaurants – Full Service	28,865	8.1%	67.8%	76.2%	84.3%	83.3%	82.3%	83.3%
Restaurants – Quick Service	27,171	7.7%	76.0%	88.8%	93.4%	93.2%	92.1%	92.9%
Total Restaurants	56,036	15.8%	71.6%	82.1%	88.6%	88.0%	86.9%	87.9%

Total Retail Operating Portfolio	$354,493	100.0%	78.0%	87.6%	93.8%	94.6%	94.0%	94.1%

Billed Base Rent Addressed as of February 8, 2021	Q2 2020	Q3 2020	Q4 2020

Billed base rent collected	78.0%	87.6%	94.1%
Security deposits applied	2.6%	0.2%	0.1%
Executed lease amendments:
Deferral accounting treatment	6.2%	5.0%	0.2%
Abatements, combinations, modifications	8.6%	4.0%	2.5%
In-process lease amendments: (a)
Deferral accounting treatment	0.2%	0.1%	0.0%
Abatements, combinations, modifications	0.6%	0.5%	0.4%
Total billed base rent addressed	96.2%	97.4%	97.3%

(a)The Company can make no assurances that the in-process lease amendments will ultimately be executed in the lease concession type being actively negotiated, or at all.

4th Quarter 2020 Supplemental Information	19

Retail Properties of America, Inc.
COVID-19 Disclosure – Supplemental Base Rent and Uncollectible Lease Income Information
(amounts in thousands)
(unaudited)

Total Portfolio – Three Months Ended December 31, 2020
	Reconciliation of Base Rent	% of Billed Base Rent

Billed base rent – Q4 2020	$88,291
Adjustments to billed base rent (abatement, combinations, modifications) pertaining to Q4 2020 amounts (a)	(2,012)	2.3%
Adjustments to billed base rent (abatement, combinations, modifications) pertaining to Q3 2020 and prior amounts (b)	(5,017)
Base rent	81,262
Adjustments to billed base rent (abatement, combinations, modifications) pertaining to Q3 2020 and prior amounts (b)	5,017
Adjusted base rent – Q4 2020	86,279
Billed base rent – Q4 2020 collected through December 31, 2020 (c)	(81,486)	92.3%
Uncollected adjusted base rent – Q4 2020 as of December 31, 2020	4,793
Billed base rent – Q4 2020 deferred – executed or agreed in principle through December 31, 2020 (d)	(261)	0.3%
Uncollected adjusted base rent – Q4 2020, net of deferrals as of December 31, 2020	$4,532	5.1%

Billed base rent – Q4 2020 collected subsequent to December 31, 2020 (through February 8, 2021)	$1,420	1.6%

	Uncollectible Lease Income, Net

Uncollected amounts related to tenants accounted for on the cash basis of accounting, net	$1,397
Estimated impact of lease concession agreements that have not yet been executed	739
Reclassification of the impact of lease concession agreements executed during the current period, however were agreed in principle in prior quarters	(3,939)
Other general reserve, net	1,608
Uncollectible lease income, net (e)	$(195)

Same Store Portfolio – Three Months Ended December 31, 2020
	Reconciliation of Base Rent	% of Billed Base Rent

Billed base rent – Q4 2020 – same store	$86,844
Adjustments to billed base rent (abatement, combinations, modifications) pertaining to Q4 2020 amounts – same store (a)	(2,012)	2.3%
Adjustments to billed base rent (abatement, combinations, modifications) pertaining to Q3 2020 and prior amounts–same store (b)	(5,017)
Base rent – same store	79,815
Adjustments to billed base rent (abatement, combinations, modifications) pertaining to Q3 2020 and prior amounts–same store (b)	5,017
Adjusted base rent – Q4 2020 – same store	84,832
Billed base rent – Q4 2020 collected through December 31, 2020 – same store (c)	(80,216)	92.4%
Uncollected adjusted base rent – Q4 2020 as of December 31, 2020 – same store	4,616
Billed base rent – Q4 2020 deferred – executed or agreed in principle through December 31, 2020 – same store (d)	(210)	0.2%
Uncollected adjusted base rent – Q4 2020, net of deferrals as of December 31, 2020 – same store	$4,406	5.1%

Billed base rent – Q4 2020 collected subsequent to December 31, 2020 (through February 8, 2021) – same store	$1,418	1.6%

	Uncollectible Lease Income, Net

Uncollected amounts related to tenants accounted for on the cash basis of accounting, net – same store	$1,302
Estimated impact of lease concession agreements that have not yet been executed – same store	739
Reclassification of the impact of lease concession agreements executed during the current period, however were agreed in principle in prior quarters – same store	(3,939)
Other general reserve, net – same store	1,514
Uncollectible lease income, net – same store (e)	$(384)

(a)Amount represents aggregate impact on base rent from lease concession agreements that were executed during the three months ended December 31, 2020, and relate to base rent from the three months ended December 31, 2020, that do not meet deferral accounting treatment such as those that (i) include any amount of abated rent, including agreements that include both abated and deferred rent, (ii) are deferrals with modest extension of lease term or (iii) are accounted for as lease modifications. Refer to page 22 for the Company’s accounting treatment for lease concessions related to the impact from COVID-19.
(b)Amount represents aggregate impact on base rent from lease concession agreements that were executed during the three months ended December 31, 2020, but relate to base rent from the three months ended September 30, 2020 and prior periods, that do not meet deferral accounting treatment. As such amounts represent out-of-period adjustments to base rent and, for purposes of this presentation, such adjustments are added back to arrive at “Adjusted base rent – Q4 2020.” Amounts were recorded within “Uncollectible lease income, net” during the three months ended September 30, 2020 and June 30, 2020, resulting in a neutral impact to lease income in the three months ended December 31, 2020. Refer to page 22 for the Company’s accounting treatment for lease concessions related to the impact from COVID-19.
(c)Amount includes (i) cash collected through December 31, 2020 that was applied to fourth quarter billed base rent amounts and (ii) the application of pre-existing tenant security deposits in the amount of $62 for both the total portfolio and the same store portfolio. Amount excludes cash collected that pertains to other periods and other types of charges.
(d)Amount includes lease concession agreements executed or agreed in principle as of December 31, 2020, representing deferrals for which the Company elected to recognize revenue during the deferral period. The Company can provide no assurances that the in-process lease deferral agreements will ultimately be executed in the manner of concession intended, or at all. Refer to page 22 for the Company’s accounting treatment for lease concessions related to COVID-19.
(e)Uncollectible lease income, net relates to uncollected amounts pertaining primarily to base rent, but also to tenant recoveries and other lease-related income, and for the three months ended December 31, 2020 was an additive component of lease income due to the $3,939 reclassification impact shown.

4th Quarter 2020 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and multi-family rental units, of which the Company owned 62,000 square feet of managed storage space and 18 multi-family rental units as of December 31, 2020.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI does not represent an alternative to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2020 Supplemental Information	21

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic. As of December 31, 2020, the Company had completed the current scope of site work preparation at the property in anticipation of future vertical development at the site, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) investment properties that were sold or classified as held for sale during 2019 and 2020, and (ix) the net income from the Company’s wholly owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company’s performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for either the prior three months, annualized or the trailing twelve months (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
COVID-19 Lease Concessions – Accounting Treatment
The Company has accounted for executed lease concessions as follows:

Lease Concession	Accounting Treatment of Concession

(i) Deferral of payment to a future period, with no change in lease term	Treated as if there are no changes to the existing lease contract; no change to lease income recognized, including the recognition of straight-line rental income.

(ii) Deferral of payment to a future period, with a modest extension of lease term, however no increase in total payments (iii) Abatement (iv) Combination of abatement and deferral	Treated as a variable lease adjustment; reduction in lease income for the abated and deferred amounts; however, no change in the recognition of straight-line rental income. Any deferred amounts will be recognized as lease income if and when payment is received.

(v) Significant lease extension resulting in an increase in total payments	Existing lease modification guidance under ASC 842 is followed.
We have reserved for within uncollectible lease income lease concessions related to 2020 that are agreed in principle with the tenant, however, not executed as of December 31, 2020, which are anticipated to provide a concession other than deferral of payment to a future period, with no change in lease term.
Cash-Basis Tenants
For those tenants where the collection of rent over the remaining lease life is not probable, lease income is adjusted such that it is recognized on the cash basis. As a result, all accounts receivable related to these tenants have been reserved in full, including straight-line rental income, and lease income will only be recognized to the extent amounts are paid. The Company will remove the cash-basis designation and resume recording lease income from such tenants on an accrual basis when the Company believes collection of rent over the remaining lease term is probable and, generally, based upon a demonstrated payment history.

4th Quarter 2020 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income attributable to common shareholders	$1,849	$16,172	$14,571	$32,397
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	(1,352)	—	(1,352)	(18,872)
Gain on litigation settlement	—	—	(6,100)	—
Depreciation and amortization	40,305	40,964	165,974	194,573
Provision for impairment of investment properties	—	1,121	2,625	12,298
General and administrative expenses	12,511	10,303	38,681	40,489
Interest expense	20,151	16,694	78,498	76,571
Straight-line rental income, net	920	(1,836)	2,132	(4,533)
Amortization of acquired above and below market lease intangibles, net	(1,445)	(914)	(5,413)	(5,429)
Amortization of lease inducements	613	371	2,258	1,329
Lease termination fees, net	(162)	(273)	(761)	(2,024)
Non-cash ground rent expense, net	212	333	969	1,356
Other (income) expense, net	(170)	343	207	2,587
NOI	73,432	83,278	292,289	330,742
NOI from Other Investment Properties	(1,168)	(1,721)	(4,446)	(6,590)
Same Store NOI	$72,264	$81,557	$287,843	$324,152

4th Quarter 2020 Supplemental Information	23

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	December 31, 2020	December 31, 2019

Mortgages payable, net	$91,514	$94,155
Unsecured notes payable, net	1,186,000	796,247
Unsecured term loans, net	467,559	716,523
Unsecured revolving line of credit	—	18,000
Total	1,745,073	1,624,925
Mortgage discount, net of accumulated amortization	450	493
Unsecured notes payable discount, net of accumulated amortization	6,473	616
Capitalized loan fees, net of accumulated amortization	10,160	6,870
Total debt principal	1,762,156	1,632,904
Less: consolidated cash and cash equivalents	(41,785)	(9,989)
Total net debt	$1,720,371	$1,622,915

Reconciliation of Net Income (Loss) to Adjusted EBITDAre

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income	$1,849	$16,172	$14,571	$32,397
Interest expense	20,151	16,694	78,498	76,571
Depreciation and amortization	40,305	40,964	165,974	194,573
Gain on sales of investment properties	(1,352)	—	(1,352)	(18,872)
Provision for impairment of investment properties	—	1,121	2,625	12,298
EBITDAre	$60,953	$74,951	$260,316	$296,967
Gain on litigation settlement	—	—	(6,100)	—
Adjusted EBITDAre	$60,953	$74,951	$254,216	$296,967
Annualized Adjusted EBITDAre	$243,812	$299,804

	Trailing Twelve Months Ended December 31, 2020	Three Months Ended
		December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Net income (loss)	$14,571	$1,849	$(2,288)	$(7,347)	$22,357
Interest expense	78,498	20,151	21,941	19,360	17,046
Depreciation and amortization	165,974	40,305	41,741	43,755	40,173
Gain on sales of investment properties	(1,352)	(1,352)	—	—	—
Provision for impairment of investment properties	2,625	—	2,279	—	346
EBITDAre	$260,316	$60,953	$63,673	$55,768	$79,922
Gain on litigation settlement	(6,100)	—	—	—	(6,100)
Adjusted EBITDAre	$254,216	$60,953	$63,673	$55,768	$73,822

4th Quarter 2020 Supplemental Information	24